Exhibit 10.18

IPTIMIZE, INC.

INCENTIVE STOCK OPTION AGREEMENT

IPTIMIZE, INC., a Minnesota corporation with offices at 2135 S. Cherry St., Suite 200, Denver, CO. 80222 (the “Corporation”), hereby grants to Robert T. Flood residing at 8 Red Tail Drive, Highlands Ranch, CO. 80126 (the “Grantee”), an option (the “Option”) to purchase the number of shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Corporation set forth in Section 2 hereof, at the price determined as provided herein, pursuant to the Corporation’s 2007 Equity Incentive Plan (the “Plan”), adopted by the Corporation, which is incorporated herein by reference. The Grantee hereby acknowledges receipt of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof. Terms that are defined in the Plan shall have the same meanings when used herein.

1. Nature of the Option. To the maximum extent allowable, the Option is intended to be an Incentive Stock Option.

2. Grant of Options.

(a) Grant. Subject to: (i) the terms and conditions of the Plan and this Stock Option Agreement; and (ii) any upward or downward adjustment adopted by the Corporation’s Board of Directors to the presently proposed one-for-three reverse split of all issued and outstanding shares of the Corporation’s Common Stock, no par value per share, upon which the number of Shares has been based, the Corporation hereby grants to the Grantee an Option to purchase 479,811 Shares of Common Stock.

(b) Vesting. The Option shall become vested at the rate of 23,991 Option Shares per calendar quarter commencing on September 1, 2007 until fully vested, the option for all Option Shares to be exercisable until and through the fifth anniversary of the execution of this Agreement, unless earlier terminated as provided herein;

(c) Exercisability. The Option shall be exercised in the manner set forth in the Plan. The Option may be exercised in whole or in part on and after the date that it is granted and following any period of vesting as set forth herein.

(d) Exercise Periods. Upon any portion of the Option becoming exercisable, such portion of the Option is only exercisable within the following time periods and must be exercised by the Grantee within the following time periods:

(i) five (5) years from the date of the grant so long as the Grantee is continuously employed by the Corporation through the time of exercise;

(ii) one (1) year after the date on which the Grantee’s employment with the Corporation is terminated by reason of a total and permanent (mental or physical) disability within the meaning of Internal Revenue Code Section 22(e)(3) as determined by a medical doctor satisfactory to the Board of Directors (a “Disability”);

(iii) immediately in the event the Grantee’s employment shall be terminated for cause , as determined by the Corporation. For purposes of this paragraph, and unless otherwise stated in a contract of employment with such Optionee, cause shall mean a gross violation of the Corporation’s established policies or procedures;

(iv) ninety (90) days after the termination of employment with the Corporation, other than by reason of (A) a Disability, (B) Cause, or (C) the Grantee’s death; or

(v) one year after the date the death of the Grantee, if such death occurs while the Optionee is still employed by the Corporation, or within the one year period referred to in (ii) above, or within the 90 day period referred to in (iv) above. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

3. Exercise Price. The exercise price of the Shares subject to the Option is $.08 for each Share.

4. Termination of Option Period. Any unexercised portion of the Option that has become exercisable shall automatically and without notice terminate and become null and void at the applicable times set forth in Section 2 hereof.

5. Transferability of Options; Issuance of Shares; Restrictive Legend. The Option is not transferable by the Grantee otherwise than by will or by the laws of descent and distribution and the Option shall be exercisable during the Grantee’s lifetime only by the Grantee. Each and every stock certificate representing shares of Common Stock issued to the Grantee upon exercise of the Option shall bear such restrictive legends as are necessary or appropriate to reflect restrictions on transferability and similar restrictions pursuant to any then applicable shareholders’ agreement relating to the Shares or to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares, together with such other legend(s) as the Board of Directors shall in its discretion deem appropriate.

6. Grantee’s Representations. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, and such registration is required for the Grantee to effect the sale or transfer of such Shares, the Grantee shall, concurrently with the exercise of all or any portion of the Option, deliver to the Corporation his or her Investment Representation Statement in the form attached hereto as Exhibit “A”.

7. Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including Regulations T and U as promulgated by the Federal Reserve Board. As a condition to the exercise of the Option, the Corporation may require the Grantee to make any representation and warranty to the Corporation as might be required by any applicable law or regulation.

8. Death of Grantee. Upon the death of Grantee, the Option may be exercised by Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death and only for such period of time as shall be permitted pursuant to Section 2 hereof, and subject to all of the restrictions contained herein.

9. Method of Exercise and Payment.

(a) The method for exercising each Option granted hereunder shall be by delivery to the Corporation of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Corporation within thirty days following delivery of such notice, at which time the exercise price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof.

(b) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Grantee, or by any other method approved by the Committee upon the request of the Grantee:

(i) in cash;

(ii) by certified, cashier’s check or other check acceptable to the Corporation, payable to the order of the Corporation;

(iii) by delivery to the Corporation of Agreements or certificates representing the number of shares then owned by the Grantee, the fair market value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Corporation; provided however, that no Option may be exercised by delivery to the Corporation of Agreements or certificates representing Stock, unless such Stock has been held by the Grantee for more than six months; for purposes of this Plan, the fair market value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the fair market value as of the exercise date; the exercise date shall be the day of delivery of the Agreements or certificates for the Stock used as payment of the exercise price; or

(iv) by delivery to the Corporation of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Corporation promptly the amount of the proceeds of the sale of all or a portion of the Stock sufficient to pay the exercise price or of a loan from the broker to the Grantee required to pay the exercise price.

10. Exercise of Option. The Option, or any portion hereof, shall be deemed to be exercised when (a) written notice of such exercise has been given to the Corporation in accordance with the terms of the Plan and the Stock Option Agreement, (b) full payment for the Shares with respect to which the Option is exercised has been received by the Corporation, (c) the Grantee agrees to be bound by all of the terms, provisions and conditions of the Corporation’s Amended and Restated Stockholder Agreement, which shall be a condition to exercise of this Option and the issuance of the underlying shares, and (d) the withholding provided for in Section 11 hereof has been satisfactorily provided for. Full payment may consist of any form of consideration and method of payment allowable under Section 9 hereof. With regard to any Shares issued upon the exercise of an Option, the Grantee, after receipt of such Shares (and not before), shall have the right upon such exercise to vote, receive dividends and exercise all rights as a shareholder with respect to such Shares.

11. Withholding and Disclosure Requirements by the Grantee.

(a) In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of the Option or the disposition of any Shares acquired pursuant to such exercise or otherwise, and as a condition to the exercise of the Option, the Grantee shall pay the Corporation cash for the amount of any tax to be withheld as a result of such exercise and shall agree, in a manner acceptable to the Board of Directors, to pay the Corporation cash for the amount of any tax otherwise required to be withheld. Grantee agrees that he will notify the Corporation in writing within fifteen (15) days after the date of any disposition of any Shares acquired pursuant to the exercise of the Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Shares are transferred upon exercise of the Option.

(b) Upon the Grantee’s request and subject to approval by the Corporation in its sole discretion and in compliance with any applicable conditions or restrictions of law, the Corporation may repurchase from the Grantee a number of shares of Common Stock having a fair market value, determined by the Corporation as of the date of exercise, equal to the amount required to satisfy the federal, state, local and foreign tax withholding obligations which arise in connection with the exercise of the option.

12. The Grantee’s Investment representations. The Grantee hereby represents and warrants to the Corporation as follows with respect to any Shares received by the Grantee upon the exercise of the Option:

(a) The Grantee is aware of the Corporation’s business affairs and financial condition, and has acquired all such information about the Corporation as the Grantee deems necessary and appropriate to enable the Grantee to reach an informed and knowledgeable decision to acquire the Shares. The Grantee is purchasing these Shares for the Grantee’s own account for investment and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (“Securities Act”);

(b) The Grantee understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

(c) The Grantee further understands that the Shares may not be sold publicly and must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from registration is available. The Grantee is able, without impairing my financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on my investment. The Grantee understands that the Corporation is under no obligation to register the Shares. In addition, The Grantee understands that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Corporation.

(d) The Grantee understands the provisions of Rule 144, promulgated under the Securities Act, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Corporation; (ii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (iii) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e) The Grantee further understands that at the time the Grantee wishes to sell the Shares there might be no public market upon which to make such a sale, and that, even if such a public market then exists, the Corporation might not be satisfying the current public information requirements of Rule 144, and that, in such event, the Grantee would be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied. The Grantee understands that the Corporation is under no obligation to make Rule 144 available.

(f) The Grantee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) The Grantee further understands that in addition to the restrictions set forth above the transfer of the Shares is restricted under the terms of my Stock Option Agreement and such other agreements that the Grantee might be required to execute pursuant to the Grantee’s Stock Option Agreement and might not be transferred without complying with the provisions of the Plan or such other agreements.

13. Effect of Certain Violations. If the Grantee is subject to a non-compete, confidentiality or similar agreement with the Corporation, violates any of the terms of the agreement, and is unable or unwilling to cure those violation within a reasonable period of time specified by the Board of Directors, then, at the discretion of the Board of Directors, the Option and all of the Shares acquired pursuant to the exercise of the Option shall be forfeited; provided, however, that the Corporation shall repay to the Grantee the exercise price for any Option Shares that are forfeited.

14. Interpretation.

(a) If any provision hereof should be held invalid for the granting of Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Stock Option Agreement shall be construed and enforced as if such provision had never been included in this Stock Option Agreement.

(b) This Stock Option Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

(c) Headings contained in this Stock Option Agreement are for convenience only and shall in no manner be construed as part hereof.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) This Stock Option Agreement shall not confer upon the Grantee any right with respect to continuation of employment by, or consulting relationship with, the Corporation, nor shall it interfere in any way with his or her right to terminate his or her employment or consulting relationship at any time.

(f) If there is any conflict between the terms hereof and the terms of the Plan, the terms of the Plan shall govern unless the Plan allows the Stock Option Agreement to alter the terms of the Plan. Any terms or conditions contained in the Plan and not specifically enumerated in this Stock Option Agreement are hereby incorporated herein by reference. If the Stock Option Agreement alters terms of the Plan that the Plan allows to be altered, then such terms contained within the Stock Option Agreement shall govern in the event of a conflict between the Plan and the Stock Option Agreement with respect to such terms.

15. Acknowledgment. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan or this Stock Option Agreement.

DATE OF GRANT: August 20, 2007

IPTIMIZE, INC., a Delaware corporation

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

AGREED TO AND ACCEPTED this 20th day of August, 2007.

/s/ Robert T. Flood
Robert T. Flood